EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Gladstone Capital Advisers, Inc. (incorporated in Delaware)

Gladstone Business Loan LLC (organized in Delaware)

Gladstone SSBIC Corporation (incorporated in Delaware)